MONTANA TECHNOLOGIES CORPORATION
2024 INCENTIVE AWARD PLAN

PERFORMANCE-BASED RESTRICTED STOCK Unit Grant Notice

AirJoule Technologies Corporation (f/k/a Montana Technologies Corporation), a Delaware corporation (the “Company”), has granted to the participant listed below (“Participant”) the Restricted Stock Units (the “RSUs”) described in this Performance-Based Restricted Stock Unit Grant Notice (this “Grant Notice”), subject to the terms and conditions of the Montana Technologies Corporation 2024 Incentive Award Plan (as amended from time to time, the “Plan”) and the Restricted Stock Unit Agreement attached hereto as Exhibit A and the addendum attached thereto (the “Addendum” and, together with the Grant Notice and the Restricted Stock Unit Agreement, the “Agreement”), both of which are incorporated into this Grant Notice by reference. Each RSU is hereby granted in tandem with a corresponding Dividend Equivalent, as further described in the Agreement. Capitalized terms not specifically defined in this Grant Notice or the Agreement have the meanings given to them in the Plan.

Participant:

Grant Date:

RSUs (at Target):

Vesting Schedule:

(a)
General. Subject to clauses (b) and (c) below, and further subject to and conditioned upon Participant’s continued status as a Service Provider through the Measurement Date, a number of RSUs shall vest on the Measurement Date equal to (i) the total number of RSUs granted hereby (at Target) multiplied by (ii) the applicable vesting percentage (“Vesting Percentage”) set forth below, which shall be determined based on the Company’s Absolute TSR during the Performance Period, as follows:

	Absolute TSR During the Performance Period:	Vesting Percentage:
Below Threshold		0%
Threshold		50%
Target		100%
Intermediate		150%
Maximum		200%

In the event that the Company’s Absolute TSR during the Performance Period falls between the Threshold and Target levels, or the Target and Intermediate levels, or the Intermediate and Maximum levels specified in the table above, the Vesting Percentage shall be interpolated on a linear basis (for clarity, if Absolute TSR falls below the Threshold level, the Vesting Percentage shall equal 0%).

(b)
Change in Control. Notwithstanding the foregoing, in the event that a Change in Control is consummated during the Performance Period and Participant remains in continued status as a Service Provider until at least immediately prior to such Change in Control, then, immediately prior to the Change in Control, the RSUs will be deemed to convert into a number of unvested time-based Restricted Stock Units (“Time-Based RSUs”) determined in accordance with clause (a) above based on an Absolute TSR calculated as though the Performance Period ended on the date of such Change in Control with an Ending Price equal to the per-Share consideration paid or payable (as applicable) in the Change in Control (as determined by the Administrator) (the “Per Share CIC Consideration”), and any RSUs that are not deemed to convert into unvested Time-Based RSUs shall be canceled and forfeited without payment of any consideration therefor immediately prior to the consummation of the Change in Control, and the Participant shall have no further right to or interest in such forfeited RSUs. For clarity, the number of unvested Time-Based RSUs shall equal (i) the number of RSUs granted hereby (at Target) multiplied by (ii) the Vesting Percentage (which shall be determined as if the Performance Period ended on the date of such Change in Control and the Per Share CIC Consideration was the Ending Price). If an Assumption of the unvested Time-Based RSUs (within the meaning of Section 8.3 of the Plan) occurs in connection with the Change in Control, then such unvested Time-Based RSUs (as continued, converted, assumed, or replaced and adjusted in connection with the Change in Control and such Assumption) will be eligible to vest in full on the last day of the Performance Period based solely on the Participant’s continued status as a Service Provider through such date or upon Participant’s Termination of Service as provided in clause (c) below; provided, however, that if no Assumption of the unvested Time-Based RSUs occurs in connection with the Change in Control, then such unvested Time-Based RSUs will vest in full upon the Change in Control.
(c)
Termination of Service. Notwithstanding clauses (a) and (b) above:
(i)
If, during the Performance Period, Participant incurs a Termination of Service by reason of Participant’s death or a termination by the Company or a Subsidiary thereof due to Participant’s Disability, then:
(x)
If such Termination of Service occurs prior to the date on which a Change in Control is consummated, a number of RSUs will vest on the date of such Termination of Service based on the Target level of performance (or, if greater and to the extent reasonably determinable by the Committee at the time of the Termination of Service, the Company’s Absolute TSR during the Performance Period (calculated assuming that the Performance Period ended on the date of such Termination of Service).
(y)
If such Termination of Service occurs on or after the date on which a Change in Control is consummated, then all then-unvested Time-Based RSUs into which the RSUs converted upon the Change in Control pursuant to clause (b) above shall vest in full upon such Termination of Service.
(ii)
If, during the Performance Period, Participant incurs a Termination of Service due to a termination by the Company or a Subsidiary thereof without Cause within three (3) months prior to the consummation of a Change in Control, then subject to Participant timely executing and not revoking a release of claims in a form prescribed by the Company (a “Release”) that becomes effective and irrevocable no later than sixty (60) days following the date of such Termination of Service (or such earlier date as set forth in the Release) (the date such Release becomes effective and irrevocable, the “Release Effective Date”), then the RSUs shall be deemed converted into a number of unvested Time-Based RSUs pursuant to clause (b) above immediately prior to the consummation of such Change in Control and such unvested Time-Based RSUs shall vest in full upon the consummation of such Change in Control. For the avoidance of doubt, following Participant’s Termination of Service by the Company or a Subsidiary thereof without Cause prior to the consummation of a Change in Control, the RSUs shall remain outstanding and eligible to vest upon a Change in Control that is consummated during the three (3)-month period immediately following the date of such Termination of Service in accordance with the preceding sentence, and shall be canceled and forfeited without payment of any consideration therefor on the three (3)-month anniversary of the date of such Termination of Service if a Change in Control is not consummated on or prior to such three (3)-month anniversary.
(iii)
If, during the Performance Period, Participant incurs a Termination of Service due to a termination by the Company or a Subsidiary thereof without Cause or due to Participant’s resignation for Good Reason, in either case, on or within twelve (12) months after the date on which a Change in Control is consummated, then subject to Participant timely executing and not revoking a Release that becomes effective and irrevocable no later than sixty (60) days following the date of such Termination of Service (or such earlier date as set forth in the Release), all then-unvested Time-Based RSUs into which the RSUs converted upon the Change in Control pursuant to clause (b) above shall vest in full upon the Release Effective Date.
(iv)
If, following the conclusion of the Performance Period but prior to the Measurement Date, Participant incurs a Termination of Service by reason of Participant’s death, a termination by the Company or a Subsidiary thereof due to Participant’s Disability or without Cause or due to Participant’s resignation for Good Reason, in any case, then (subject, in the case of a termination without Cause or resignation for Good Reason only, to Participant timely executing and not revoking a Release that becomes effective and irrevocable no later than sixty (60) days following the date of such Termination of Service (or such earlier date as set forth in the Release)), the RSUs shall remain outstanding and eligible to vest on the Measurement Date in accordance with clause (a) above, and any RSUs that do not vest on the Measurement Date shall be canceled and forfeited without payment of any consideration therefor on the Measurement Date.
(d)
Termination; Forfeiture. Unless earlier terminated as set forth in this Grant Notice or the Agreement, any RSUs that have not become vested on or prior to the Measurement Date will thereupon be automatically forfeited by Participant without payment of any consideration therefor. If Participant experiences a Termination of Service for any reason prior to the Measurement Date, all then-unvested RSUs (after taking into account any vesting that occurs in connection with such Termination of Service pursuant to clause (c) above, if any) will thereupon be automatically forfeited by Participant without payment of any consideration therefor.

Definitions:

For purposes hereof, the following terms shall have the respective meanings set forth below:

“Absolute TSR” shall mean the compound annual growth rate of the value of one Share during the Performance Period, expressed as a percentage, calculated in accordance with the following formula:

 Absolute TSR= ((Ending Price + Dividends Paid)/Beginning Price)(1/N)-1

“Beginning Price” shall mean the average closing price of a Share over the 20 consecutive trading days beginning on the first day of the Performance Period (or, if the first day of the Performance Period is not a trading day, beginning on the first trading day to occur following the first day of the Performance Period).

“Cause” shall mean (i) Participant’s unauthorized use or disclosure of confidential information or trade secrets of the Company or any of its Subsidiaries or any material breach of a written agreement between Participant and the Company or any of its Subsidiaries, including without limitation a material breach of any employment, confidentiality, non-compete, non-solicit or similar agreement; (ii) Participant’s commission of, indictment for or the entry of a plea of guilty or nolo contendere by Participant to, a felony under the laws of the United States or any state thereof or any crime involving dishonesty or moral turpitude (or any similar crime in any jurisdiction outside the United States); (iii) Participant’s gross negligence or willful misconduct in the performance of Participant’s duties or Participant’s willful or repeated failure or refusal to substantially perform assigned duties; (iv) any act of fraud, embezzlement, material misappropriation or dishonesty committed by Participant against the Company or any of its Subsidiaries; or (v) any acts, omissions or statements by Participant which the Company determines to be materially detrimental or damaging to the reputation, operations, prospects or business relations of the Company or any of its Subsidiaries.

“Disability” shall have the meaning set forth in the Plan.

“Dividends Paid” shall mean the aggregate value of all dividends or other distributions paid or payable in respect of one Share that have an ex-dividend date occurring during the Performance Period (assuming the reinvestment of such dividends or other distributions in additional Shares on the ex-dividend date).

“Ending Price” shall mean the average closing price of a Share over the 20 consecutive trading days ending on the last day of the Performance Period (or, if the last day of the Performance Period is not a trading day, ending on the last trading day to occur prior to the last day of the Performance Period).

“Good Reason” shall mean the occurrence of one or more of the following events, without Participant’s written consent: (i) a material diminution in Participant’s duties, responsibilities or authority, (ii) the Company (or its Subsidiary) requires Participant to relocate Participant’s principal place of employment by more than fifty (50) miles from Participant’s principal place of work as of immediately prior to such relocation (which, for clarity, may include a remote work location in accordance with the Company’s standard practices and policies regarding remote work) other than temporary work-related travel and other than a relocation that reduces Participant’s one-way commute from his principal residence, or (iii) a material diminution in Participant’s annual base salary or target annual cash performance bonus, except in connection with proportionate across-the-board salary reductions (and corresponding target bonus deductions) imposed on substantially all of the Company’s similarly-situated employees. Notwithstanding the foregoing, Participant will not be deemed to have resigned for Good Reason unless (x) Participant provides the

Company with written notice setting forth in reasonable detail the facts and circumstances alleged by Participant to constitute Good Reason within thirty (30) days following the date of the occurrence of the event constituting Good Reason, (y) the Company fails to cure the same (to the extent capable of cure) within thirty (30) days after its receipt of such notice and (z) the effective date of Participant’s termination for Good Reason occurs no later than thirty (30) days after the expiration of the Company’s cure period.

“N” shall mean the quotient obtained by dividing (i) the number of days elapsed from the first day of the Performance Period through the last day of the Performance Period, by (ii) 365.

“Measurement Date” shall mean the date (which shall be no later than one hundred twenty (120) days after the conclusion of such Performance Period) on which the Committee determines the Company’s Absolute TSR and the number of RSUs that have become vested hereunder.

“Performance Period” shall mean the period commencing on February 11, 2026 and ending on December 31, 2028.

By accepting (whether in writing, electronically or otherwise) the RSUs and Dividend Equivalents, Participant agrees to be bound by the terms of this Grant Notice, the Plan and the Agreement. In addition, Participant acknowledges and agrees to be bound by the forfeiture provisions related to the Restrictive Covenants (as defined on Exhibit A) set forth in Section 2.1(b) of the Agreement. Participant has reviewed the Plan, this Grant Notice and the Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of the Plan, this Grant Notice and the Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, this Grant Notice or the Agreement.

AirJoule Technologies Corporation (f/k/a Montana Technologies Corporation)	PARTICIPANT
By:
Name:	[Participant Name]
Title:

Exhibit A

RESTRICTED STOCK UNIT AGREEMENT

Capitalized terms not specifically defined in this Restricted Stock Unit Agreement and the addendum attached thereto (the “Addendum” and, together with the Grant Notice and the Restricted Stock Unit Agreement, the “Agreement”) shall have the meanings specified in the Grant Notice or, if not defined in the Grant Notice, in the Plan.

Article I.
general
1.1
Award of RSUs. The Company has granted the RSUs to Participant effective as of the grant date set forth in the Grant Notice (the “Grant Date”). Each RSU represents the right to receive one Share or an amount in cash equal to the Fair Market Value of one Share (as applicable), as set forth in this Agreement. Participant will have no right to the distribution of any Shares or cash, as applicable, until the time (if ever) the RSUs have vested.
1.2
Dividend Equivalents. With respect to each RSU granted hereunder, the Company has granted a tandem Dividend Equivalent, which Dividend Equivalent shall remain outstanding from the Grant Date until the earlier of the payment or forfeiture of the RSU to which it corresponds. Each Dividend Equivalent shall entitle Participant to receive the equivalent value of any ordinary cash dividend declared by the Company on a single Share while such Dividend Equivalent is outstanding. The Company will establish a separate Dividend Equivalent bookkeeping account for each Dividend Equivalent (a “Dividend Equivalent Account”) and will credit the Dividend Equivalent Account (without interest) on the applicable dividend payment date with the amount of any such cash paid. Any Dividend Equivalents granted in connection with the RSUs issued hereunder and any amounts that may become distributable in respect thereof shall be treated separately from such RSUs and the rights arising in connection therewith for purposes of Section 409A of the Code (including for purposes of the designation of the time and form of payments required by Section 409A of the Code).
1.3
Incorporation of Terms of Plan. The RSUs and Dividend Equivalents are subject to the terms and conditions set forth in this Agreement and the Plan, which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan will control, unless it is expressly specified in this Agreement or the Grant Notice that the specific provision of the Plan will not apply. For clarity, the foregoing sentence shall not limit the applicability of any additive language contained in this Agreement which provides supplemental or additional terms not inconsistent with the Plan. If the Addendum applies to Participant, in the event of a conflict between the terms of this Agreement or the Plan and the provisions in the Addendum, the terms and conditions in the Addendum shall control.

Unsecured Promise. The RSUs and Dividend Equivalents will at all times prior to settlement represent an unsecured Company obligation payable only from the Company’s general assets.

Article II.
VESTING; forfeiture AND SETTLEMENT

Vesting; Forfeiture.

(a)
General. The RSUs will vest according to the vesting schedule in the Grant Notice except that any fraction of an RSU that would otherwise be vested will be accumulated and will vest only when a whole RSU has accumulated. Dividend Equivalents (including any Dividend Equivalent Account balance) will vest upon the vesting of the RSUs to which the Dividend Equivalent (including the Dividend Equivalent Account) relates.

(b)
Forfeiture.
(i)
Except as otherwise set forth in the Grant Notice, the Plan or this Agreement, and unless the Administrator otherwise determines, in the event of Participant’s Termination of Service for any reason, all unvested RSUs (together with their tandem Dividend Equivalents (and any corresponding Dividend Equivalent Account balance)) will immediately and automatically be cancelled and forfeited (after taking into consideration any accelerated vesting which may occur in connection with such Termination of Service, if any).
(ii)
In consideration of the grant of the RSUs hereunder, and further as a material inducement for the Company to enter into this Agreement with Participant and to grant Participant the RSUs, Participant hereby acknowledges and agrees that, at the Company’s request, Participant shall enter into one or more agreements (in a form to be provided by the Company or any of its Subsidiaries) with the Company or any of its Subsidiaries setting forth restrictive covenants in favor of the Company and its Subsidiaries (the restrictive covenants set forth in any such agreement(s), collectively, the “Restrictive Covenants”). In the event that Participant breaches any Restrictive Covenant, then to the greatest extent permitted by Applicable Law and except as otherwise determined by the Administrator, any unvested RSUs or vested RSUs which have not yet been settled (together with their tandem Dividend Equivalents and any corresponding Dividend Equivalent Account balance) will automatically be forfeited and cancelled as of such breach without payment.

Settlement.

(a)
RSUs and Dividend Equivalents (including any Dividend Equivalent Account balance) that vest will be paid in Shares or cash (as determined by the Company), in each case, as soon as administratively practicable after the vesting of the applicable RSU, but in no event later than March 15th of the calendar year following the calendar year in which the applicable RSU vests.
(b)
Notwithstanding the foregoing, the Company may delay any payment under this Agreement that the Company reasonably determines would violate Applicable Law or an applicable provision of the Plan until the earliest date the Company reasonably determines the making of the payment will not cause such a violation (in accordance with Treasury Regulation Section 1.409A-2(b)(7)(ii)); provided the Company reasonably believes the delay will not result in the imposition of excise taxes under Section 409A.
(c)
If a vested RSU is paid in cash pursuant to Section 2.2(a), the amount of cash paid with respect to the RSU will equal the Fair Market Value of a Share on the last trading day to occur immediately preceding the payment date. If a Dividend Equivalent that vests is paid in Shares pursuant to Section 2.2(a), the number of Shares issued will equal the quotient, rounded down to the nearest whole Share, of the corresponding Dividend Equivalent Account balance divided by the Fair Market Value of a Share on the last trading day to occur immediately preceding the payment date (and any fractional Share that would otherwise be paid shall be eliminated).
Article III.
TAXATION AND TAX WITHHOLDING

Representation. Participant represents to the Company that Participant has reviewed with Participant’s own tax advisors the tax consequences of the RSUs and Dividend Equivalents and the transactions contemplated by the Grant Notice and this Agreement. Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.

Tax Withholding.

(a)
Subject to Section 1.1(b), payment of the applicable withholding tax obligations with respect to the RSUs and Dividend Equivalents may be by any of the following, or a combination thereof, as determined by the Compensation Committee of the Board (the “Compensation Committee”):
(i)
Cash, wire transfer of immediately available funds or check;
(ii)
By delivery of Shares, including Shares delivered by attestation, then-owned by Participant valued at their Fair Market Value on the date of delivery;
(iii)
By the Company withholding Shares otherwise issuable in respect of the RSUs in satisfaction of any applicable withholding tax obligations, valued at their Fair Market Value on the applicable date; or
(iv)
By any combination of (i) - (iii) above.
(b)
Unless the Compensation Committee otherwise determines: (i) with respect to any RSUs and/or Dividend Equivalents settled in cash, the Company shall withhold or cause to be withheld, from the amounts payable to Participant under this Agreement, and/or from Participant’s wages or other cash compensation paid by the Company or any Subsidiary thereof, all applicable foreign, federal, state and/or local taxes as are required to be withheld pursuant to applicable law or regulation; and (ii) with respect to any RSUs and/or Dividend Equivalents settled in Shares, payment of the applicable withholding tax obligations shall be by delivery of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to pay the withholding tax obligations or by delivery (including electronically or telephonically to the extent permitted by the Company) to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company that Participant has placed a market sell order with such broker with respect to Shares then-issuable upon settlement of the RSUs and Dividend Equivalents, and that the broker has been directed to deliver promptly to the Company funds sufficient to satisfy the applicable tax withholding obligations; provided, that payment of such proceeds is then made to the Company at such time as may be required by the Compensation Committee.
(c)
The number of Shares which may be so withheld or surrendered pursuant to Section 3.2(b)(ii) above shall be limited to the number of Shares which have a fair market value on the date of withholding no greater than the aggregate amount of such liabilities based on the maximum individual statutory withholding rates in Participant’s applicable jurisdictions for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such taxable income, in accordance with Section 9.5 of the Plan.

(d) Participant acknowledges that Participant is ultimately liable and responsible for all taxes owed in connection with the RSUs and Dividend Equivalents, regardless of any action the Company or any Subsidiary or affiliate takes with respect to any tax withholding obligations that arise in connection with the RSUs and Dividend Equivalents. Neither the Company nor any Subsidiary or affiliate makes any representation or undertaking regarding the treatment of any tax withholding in connection with the grant, vesting or payment of the RSUs and Dividend Equivalents or the subsequent sale of Shares. The Company and its Subsidiaries and affiliates do not commit and are under no obligation to structure the RSUs and Dividend Equivalents to reduce or eliminate Participant’s tax liability.

Article IV.
other provisions
4.1
Adjustments. Participant acknowledges that the RSUs, the Dividend Equivalents, and the Shares subject to the RSUs are subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan.
4.2
Clawback. The RSUs, the Dividend Equivalents and the Shares issuable pursuant to the RSUs shall be subject to the Company’s Policy for Recovery of Erroneously Awarded Compensation, as well as any other clawback or recoupment policy in effect on the Grant Date or that may be adopted or maintained by the Company following the Grant Date.
4.3
Notices. Any notice to be given under the terms of this Agreement to the Company must be in writing and addressed to the Company in care of the Company’s Chief Legal Officer at the Company’s principal office or the Chief Legal Officer’s then-current email address. Any notice to be given under the terms of this Agreement to Participant must be in writing and addressed to Participant (or, if Participant is then deceased, to the Designated Beneficiary) at Participant’s last known mailing address or email address in the Company’s personnel files. By a notice given pursuant to this Section, either party may designate a different address for notices to be given to that party. Any notice will be deemed duly given when actually received, when sent by email, when sent by certified mail (return receipt requested) and deposited with postage prepaid in a post office or branch post office regularly maintained by the United States Postal Service, when delivered by a nationally recognized express shipping company or upon receipt of a facsimile transmission confirmation.

Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

Conformity to Securities Laws. Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all Applicable Laws and, to the extent Applicable Laws permit, will be deemed amended as necessary to conform to Applicable Laws.

Successors and Assigns. The Company may assign any of its rights under this Agreement to a single or multiple assignees, and this Agreement will inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in this Agreement or the Plan, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Grant Notice, this Agreement and the RSUs and Dividend Equivalents will be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3) that are requirements for the application of such exemptive rule. To the extent Applicable Laws permit, this Agreement will be deemed amended as necessary to conform to such applicable exemptive rule.

Entire Agreement. The Plan, the Grant Notice and this Agreement (including any exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.

4.9
Severability. If any portion of the Grant Notice or this Agreement or any action taken under the Grant Notice or this Agreement, in any case is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Grant Notice and/or this Agreement (as applicable), and the Grant Notice and/or this Agreement (as applicable) will be construed and enforced as if the illegal or invalid provisions had been excluded, and the illegal or invalid action will be null and void.

Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and may not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant will have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the RSUs and Dividend Equivalents, and rights no greater than the right to receive the Shares as a general unsecured creditor with respect to the RSUs and Dividend Equivalents, as and when settled pursuant to the terms of this Agreement.

Not a Contract of Employment or Service. Nothing in the Plan, the Grant Notice or this Agreement (including the Addendum) confers upon Participant any right to continue in the employ or service of the Company or its Subsidiary or affiliate or interferes with or restricts in any way the rights of the Company and its Subsidiaries and affiliates, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary or affiliate and Participant.

Counterparts. The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Law, each of which will be deemed an original and all of which together will constitute one instrument.

Governing Law. The Grant Notice and this Agreement will be governed by and interpreted in accordance with the laws of the State of Delaware, disregarding any state’s choice-of-law principles requiring the application of a jurisdiction’s laws other than the State of Delaware.

4.14
Addendum. Notwithstanding any provisions in this Agreement, if Participant performs services for the Company outside of the United States, the RSUs and Dividend Equivalents shall be subject to any additional terms and conditions set forth in the Addendum to this Agreement for Participant’s country of residence. Moreover, if Participant relocates to one of the countries included in the Addendum, the additional terms and conditions for such country will apply to Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Addendum constitutes part of this Agreement.

* * * * *

ADDENDUM

2024 INCENTIVE AWARD PLAN

Restricted STock Unit AGREEMENT

This Addendum (this “Addendum”) includes special terms and conditions applicable to Participants in the countries below. These terms and conditions are in addition to those set forth in the Restricted Stock Unit Agreement (the “Agreement”) and the Plan and to the extent there are any inconsistencies between these terms and conditions and those set forth in the Agreement, these terms and conditions shall prevail. Any capitalized term used in this Addendum without definition shall have the meaning ascribed to such term in the Plan or the Agreement, as applicable.

This Addendum also includes information relating to issues of which Participant should be aware with respect to his or her participation in the Plan. The information is based on the securities and other laws in effect in the respective countries as of June 2024. Such laws are often complex and change frequently. As a result, the Company strongly recommends that Participant not rely on the information herein as the only source of information relating to the consequences of participation in the Plan because the information may be outdated when Participant vests in the RSUs and acquires Shares, or when Participant receives payment of the Dividend Equivalents or when Participant subsequently sells Shares acquired under the Plan.

In addition, the information is general in nature and may not apply to the particular situation of Participant, and the Company is not in a position to assure Participant of any particular result. Accordingly, Participant is advised to seek appropriate professional advice as to how the relevant laws in his or her country may apply to his or her situation. Finally, if Participant is a citizen or resident of a country other than the one in which he or she is currently working, the information contained herein may not be applicable to Participant.

UAE

(a)
Tax and Social Insurance Contribution Obligations. In connection with the grant of the RSUs and Dividend Equivalents, Participant will be responsible for complying with any applicable legal requirements in connection with Participant’s participation in the Plan and for any tax or social insurance contribution obligations arising from the RSUs and Dividend Equivalents and related benefits Participant receives or beneficially owns. In connection with the grant of the RSUs and Dividend Equivalents, the Company may report or withhold taxes as may be required under local law. Participant should seek advice from their own personal advisors at their own expense regarding the legal and tax implications of their participation in the Plan and the grant of the RSUs and Dividend Equivalents.
(b)
Nature of Grant. Participant acknowledges that the RSUs and Dividend Equivalents, the Plan, the Grant Notice, the Agreement or this Addendum and Participant’s participation in the Plan does not create any claims against the Company, any Subsidiary or affiliate (or employer of record) employing them, either directly or indirectly. Participant acknowledges that the RSUs and Dividend Equivalents and related benefits do not constitute a component of their “wages” for any legal purpose. Therefore, the RSUs and Dividend Equivalents and related benefits will not be included and/or considered for purposes of calculating any and all labor benefits, such as end of service gratuity and/or any other labor-related amounts which may be payable.

Addendum-1

(c)
Securities Law Information. The grant of RSUs and Dividend Equivalents pursuant to the Plan are being offered only to eligible Service Providers and are in the nature of providing equity incentives to those based in the UAE. The Restricted Stock Unit Agreement to which this Addendum is attached is intended for distribution only to such an eligible Service Provider and must not be delivered to, or relied on by, any other person. Prospective acquirers of the securities, including Participant, offered should conduct their own due diligence on the securities.
(d)
Disclaimer. This Addendum relates to an “Exempt Offer” in accordance with the Abu Dhabi Global Market (“ADGM”) Financial Services and Market Regulations of the ADGM Financial Services Regulatory Authority (“FSRA”). This Addendum is intended for distribution only to “Persons” of a type specified in those rules. It must not be delivered to, or relied on by, any other “Person”. The FSRA has no responsibility for reviewing or verifying any documents in connection with “Exempt Offers”. The ADGM has not approved this Addendum (or the Plan, the Agreement or the Grant Notice) nor taken steps to verify the information set out in it (or them) and has no responsibility for it (or them). The securities to which this Addendum relates may be illiquid and/or subject to restrictions on resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If Participant does not understand the contents of this Addendum (or the Plan, the Agreement or the Grant Notice), they should consult an authorized financial adviser.
(e)
Arbitration. The parties to the Plan, the Agreement, the Grant Notice and this Addendum hereby agree that any disputes arising under or in connection with the Plan, the Agreement, the Grant Notice and this Addendum shall be referred to arbitration at and in accordance with the rules of JAMS in effect at the time of the arbitration (the current version of which is available here: www.jamsadr.com). The seat, or legal place, of arbitration shall be at the JAMS office in Seattle, Washington (or such JAMS office location that is closest to Ronan, Montana, at the time of arbitration). The number of arbitrators shall be one. The language to be used in the arbitration is English.
(f)
Consent to Deductions. By participating in the Plan, Participant acknowledges and agrees that the Company, any Subsidiary and/or any affiliate may at any time, without notice, during Participant’s employment and on termination, set off and/or make deductions from Participant’s salary or from any other sums due to Participant from the Company, any Subsidiary and/or any affiliate in respect of any overpayment, outstanding debt or other sums due from Participant.

Addendum-2